EXHIBIT 1

                         SKYEPHARMA PLC AND SUBSIDIARIES

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10006) of SkyePharma PLC of our report dated May 17, 2000 (except for the information in notes 19 and 27 for which the date is June 15, 2000), relating to the consolidated financial statements of SkyePharma PLC, appearing on page F-2 of the Company's Form 20-F dated June 27, 2000.

PricewaterhouseCoopers
London, United Kingdom

June 27, 2000
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